Exhibit 99.5

Community Bank

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Pacific Daylight Time, on [●], 2018.

Vote by Internet

• Go to [●]
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free [●] within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

I plan to attend the Special Meeting ☐

+

		For	Against	Abstain			For	Against	Abstain

1	Approval of Merger Agreement. To approve the principal terms of the Agreement and Plan of Reorganization and Merger, dated as of February 26, 2018, by and among CVB Financial Corp., Citizens Business Bank and Community Bank and the transactions contemplated by the Agreement and Plan of Reorganization, including the merger of Community Bank with and into Citizens Business Bank, with Citizens Business Bank surviving the merger.	☐	☐	☐	2	Grant of Discretionary Authority to Adjourn Meeting. To grant discretionary authority to adjourn the special meeting if necessary or appropriate in the judgment of our board of directors to solicit additional proxies or votes to approve the principal terms of the Agreement and Plan of Reorganization, dated as of February 26, 2018, by and among CVB Financial Corp., Citizens Business Bank and Community Bank and the transactions contemplated thereby, including the merger of Community Bank with and into Citizens Business Bank.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below.

NOTE: Please sign as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders to be held on [●], 2018: The Joint Proxy Statement/Prospectus is available at: [●]

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Community Bank

REVOCABLE PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD [●], 2018

THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY

I/we hereby nominate, constitute and appoint David R. Misch, J. Duncan Smith and Paul F. Rodeno, or any of them, their attorneys, agents and proxies, with full powers of substitution to each, to attend and act as proxy or proxies at the Special Meeting of Shareholders of COMMUNITY BANK., which will be held at the [●], on [●], [●], 2018, at [●], local time, and at any and all postponements or adjournments thereof, and to vote as I/we have indicated the number of shares which I/we, if personally present, would be entitled to vote.

I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the Special Meeting. I/we acknowledge receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus which accompanies the Notice.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT AND “FOR” APPROVAL OF THE GRANT OF DISCRETIONARY AUTHORITY TO ADJOURN MEETING. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

(Continued and to be marked, dated and signed on the other side)